Exhibit 99.3

STEVEN M. PLUMB, CPA

November 18, 2010

Cy Stein, M.D., Ph.D.
President
CytoGenix, Inc.
710 N. Post Oak Road, Suite 410
Houston, Texas 77024

Dear Cy:

Please accept this letter as my resignation as the Chief Financial Officer, Treasurer and Secretary of CytoGenix, Inc. and BioEnergy, Inc. and as a director of BioEnergy, Inc.  My resignation is effective immediately.

Sincerely,

/s/ Steven M. Plumb
Steven M. Plumb, CPA

5300 N. BRAESWOOD, PMB 370 • HOUSTON, TEXAS • 77096
STEVEN@PLUMB.COM